Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), Dr. Adya S. Tripathi, Chief Executive Officer of Tripath Technology Inc. (the “Company”), and David P. Eichler, Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:

1. The Company’s quarterly report on Form 10-Q for the period ended June 30, 2004, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 6th day of August 2004.

/s/ Adya S. Tripathi	/s/ David P. Eichler
Adya S. Tripathi, Ph. D.	David P. Eichler
President and Chief Executive Officer	Vice President Finance and Chief Financial Officer